UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2008

SCIENTIFIC LEARNING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-24547	94-3234458
(Commission File No.)	(IRS Employer Identification No.)

300 Frank Ogawa Plaza, Suite 600
Oakland, CA 94612
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 444-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On March 6, 2008, the Compensation Committee adopted the Company’s 2008 Management Incentive Plan (the “2008 Plan”), which provides for the payment of cash bonuses to the Company’s named executive officers, as well as other corporate officers and other management personnel. Payments are based 70% on corporate performance and 30% on individual performance. The 2008 Plan establishes revenue and operating profit (prior to payments under the 2008 Management Incentive and Profit Sharing Plans) as the corporate performance goals for 2008. A copy of the 2008 Plan is filed as Exhibit 10.1 to this report and incorporated herein by reference. The table below shows the cash amounts that certain executive officers are eligible to earn under the 2008 Plan on two sets of assumptions: (1) if 100% of the targets are met; and (2) on maximum overachievement of all targets. The executive officers included in the chart are the named executive officers for 2007 (which officers were determined on the basis of total 2007 cash compensation) and the Company’s recently-appointed President and Chief Operating Officer.

Name and Title	2008 MIP Payment at 100% Achievement All Targets	2008 MIP Payment at Maximum Overachievement All Targets

Robert C. Bowen Chairman of the Board and Chief Executive Officer	$157,500	$315,000

D. Andrew Myers President and Chief Operating Officer	$137,500	$275,000

Jane A. Freeman Executive Vice President, Chief Financial Officer and Treasurer	$117,000	$234,000

Glenn G. Chapin Vice President, Education Sales	$114,000	$228,000

William M. Jenkins Senior Vice President, Product Development	$ 76,650	$153,300

Linda L. Carloni Vice President, General Counsel and Secretary	$ 75,950	$151,900

On the same date, the Compensation Committee, following an evaluation of corporate and individual performance and a review of competitive market data provided by a compensation consultant engaged by the Compensation Committee, approved increases in the annual base salaries (effective as of April 1, 2008) of certain of the Company’s officers and granted restricted stock units to such officers. A summary setting forth the new annual base salary levels established and the restricted stock units granted on that date is set forth below.

2.

Name	Increased Salary Effective April 1, 2008	Restricted Stock Units Granted March 6, 2008

Linda Carloni	$217,000	20,000

Glenn Chapin	$228,000	15,000

William Jenkins	$219,000	30,000

Item 9.01 Financial Statements And Exhibits

(d)	Exhibits

10.1	2008 Management Incentive Plan

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SCIENTIFIC LEARNING CORPORATION

Date: March 11, 2008	By:	/s/ Linda L. Carloni

Title: Vice President and General Counsel

3.